EXHIBIT 10.33(B)

                             GORDON OPTION AGREEMENT

         NEITHER THIS OPTION NOR THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS OPTION HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND THEY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE ACT, BUT ONLY UPON A EMPLOYEE HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE ISSUER, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER, THAT THE PROPOSED DISPOSITION IS EXEMPT FROM REGISTRATION UNDER THE ACT.

         OPTION AGREEMENT

         This AGREEMENT (the "Option Agreement") dated this 8th day of March, 2004 ("Grant Date") is issued by Avenue Group, Inc., a Delaware corporation (the "Issuer"), to Steven Gordon ("Employee") with respect to the issuer's grant to Employee of a non-transferable option (the "Option") to acquire up to Four Million Five Hundred Thousand (4,500,000) shares of the Issuer's common stock (collectively, the "Option Shares"), pursuant to the terms of this Option Agreement.

         RECITALS

         WHEREAS, Employee has entered into an Employment Agreement with the Issuer of even date herewith (the "Employment Agreement") to serve of the Issuer's Director of Strategic Planning; and

         WHEREAS, the Board of Directors of the issuer believes it to be in the best interests of the Issuer to reward and create, through the grant of the Option, an additional incentive for the Employee's continued employment with the Issuer.

         NOW, THEREFORE, in consideration of these premises and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Issuer and Employee agree as follows:

         AGREEMENT

         1. Grant of Option.

                  The Issuer hereby grants to Employee, effective as of the date hereof, the Option (the "Grant Date"), upon the terms and subject to the conditions set forth in this Option Agreement, to purchase the Option Shares, at a per share exercise price equal to fifteen cents ($0.15) per share (the "Exercise Price").

         2.       Administration.

                  Employee agrees that this Option shall be administered by the Board of Directors of the Issuer (the "Administrator"). The Administrator shall have sole authority and discretion to construe and interpret this Option Agreement and the Option granted and to make all of the determinations necessary or advisable for administration this Option The interpretation and construction by the Administrator of any provision of this Option Agreement, shall be final and binding upon all parties. No member of the Board shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or this Agreement.

         3. Grant of Option.

         The Issuer hereby grants as of the date hereof to Employee the Option, upon the terms and subject to the conditions set forth in this Option Agreement, at an exercise price of Fifteen Cents ($.15) per share (the "Exercise Price").

         4. Term of Option.

         The Option shall terminate and expire, no further Options may be exercised and all unexercised Options shall automatically expire and be of no further force or effect at 5:00 p.m., Pacific Standard Time upon the first to occur of either of the following (the "Option Expiration Date"):

         (a) Three (3) years from the Vesting Date solely with respect to each Monthly Trance (as such terms are defined below); or

         (b) one year after the "Termination Date", as such term is defined in the Employment Agreement, only if Employee's employment with the Issuer terminates for "cause", as such term is defined in the Employment Agreement; provided, however, that no further Options may vest after such Termination Date.

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         5. Vesting of Option.

         (a) Options to purchase Three Hundred and Seventy Five Thousand (375,000) Option Shares shall vest on each monthly anniversary of this Option Agreement (the "Monthly Tranche"), commencing on March 8, 2004 and continuing through February 8, 2005 (each such date with respect to the Option Shares then vested the "Vesting Date").

         (b) Notwithstanding the foregoing, the Employee agrees that no additional portion of the Option shall to vest after the Termination Date of Employee's employment with the Issuer if the Employee's employment is terminated pursuant to Sections 6(b) or 6(d) of the Employment Agreement. In the event the Termination Date occurs for any reason other than as set forth in Sections 6(b) or 6(d) of the Employment Agreement, the Option shall continue to vest in accordance with Sections 3(a) above. In addition, notwithstanding the foregoing, Employee agrees that no portion of any vested Option may be exercised unless and until any then-applicable requirements of all state and federal securities laws shall have been fully complied with to the reasonable satisfaction of the Issuer and its counsel; provided, however, that the Issuer use its best efforts to comply with the requirements of all such state and federal securities laws.

         6. Exercise of Option.

         There is no obligation to exercise the Option, but any Option Shares which have previously vested may be exercised in whole or in part at any time or from time to time on or prior to the Option Expiration Date. The Option must be exercised by delivery to the Issuer of:

         (b) written notice of exercise in substantially the form of Exhibit "A" attached to this Option; and

         (a) payment of the Exercise Price of the Option Shares pursuant to
Section 5.

         Upon receipt of the foregoing, the Issuer shall promptly issue in the name of the Employee one or more stock certificates evidencing the Option Shares issued pursuant to such exercise and deliver such certificate(s) to the Employee in such denominations, as the Employee shall request.

         7. Delivery of Shares; Payment of Exercise Price.

         Payment of the Exercise Price shall be made in United States currency by wire transfer to an account designated by the Issuer or by cash or by delivery of a certified check, bank draft or postal or express money order payable to the order of the Issuer.

         8. Restrictions on Transfer of Option and Option Shares.

                  Employee may not offer, sell, transfer, pledge, hypothecate or assign either by operation of law or otherwise ("Transfer") all or any portion of the Option or the Option Shares prior to their exercise. In addition, the Employee may not Transfer all or any portion of the Option Shares except pursuant to a Registration Statement under the Act which has become effective and is current under the Act or pursuant to a specific exemption from the registration requirements of the Act and then with the written opinion of legal counsel acceptable to the Issuer to such effect. Any purported transfer of all or any portion of the Option or the Option Shares in violation of this Section shall be null and void.

                  Unless the Issuer has on file with the Securities and Exchange Commission (the "SEC") an effective registration statement covering the reoffer or resale of the Option Shares issued to the Employee, each certificate for Option Shares issued upon the exercise of the Option, shall be stamped or otherwise imprinted with a legend in substantially the following form:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THEY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, BUT ONLY UPON A EMPLOYEE HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE ISSUER, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER, THAT THE PROPOSED DISPOSITION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT.

                  Employee is aware that pursuant to Rule 144 promulgated under the Securities Act, there currently exists an exemption from the registration requirements of the Securities Act, which may enable Employee to sell all or a portion of any Option Shares issued to Employee pursuant to the terms of this Option Agreement one year after their issuance to the Employee upon the exercise of the Option subject to the qualifications, restrictions and limitations set forth in such Rule 144.

         9.       Piggy-Back Registration Rights

                  (a) Whenever the Issuer proposes to register any of its Common Stock under the Securities Act for a public offering for cash and/or qualify any of its Common Stock for public distribution under any state securities laws, whether as a primary or secondary offering (or pursuant to the registration

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

rights granted to holders of other securities of the Company), other than registration relating to employee benefit plans, including but not limited to any Form S-8 Registration Statement (the "Registration Statement"), the Issuer will:

                           (i) Promptly give to Employee written notice
of the intent to so register its securities; and

                           (ii) Include in such registration (and any
related qualification under blue sky laws or other compliance), and in any underwriting involved therein, any Option Shares previously issued to the Employee as specified in a written request or requests from the Employee made within 15 days after receipt of such written notice from the Company, except as set forth in paragraph 2 below.

                  (b) Underwriting. If the registration of which the Issuer gives notice for a registered public offering involving an underwriting, the Issuer shall so advise the Purchaser as a part of the written notice given pursuant to subparagraph 1 above. In such event the right of the Purchaser to registration shall be conditioned upon Employee's participation in such underwriting and the inclusion of Employee's Shares in the underwriting to the extent provided herein. In the event the Employee elects to distribute its securities through such underwriting, the Employee shall (together with the Issuer and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Issuer or by holders exercising demand registration rights, as the case may be. Nevertheless, if the underwriter determines that marketing factors require a limitation of the number of shares to be included in the underwriting, the underwriter may exclude some of the Option Shares in accordance with the following provisions: after inclusion of all shares to be offered by the Issuer, Option Shares of the Employee shall be included on a pro rata basis with the shares of other holders of registration rights.

                  If the Employee disapproves of the terms of any such underwriting, he may elect to withdraw therefrom at any time prior to filing of the registration statement by written notice to the Issuer and the underwriter. Any Option Shares excluded or withdrawn from such underwriting shall not be included in such registration.

                  (c) Registration Statement Delaying or Suspension Events.

                           (i) Notwithstanding anything to the contrary
contained herein, the Issuer shall be entitled to (y) postpone the filing of any Registration Statement that includes the Option Shares ("Registration Statement") or (ii) withdraw the Registration Statement after its filing but before it has been declared effective, if, in either case, the Issuer in its good faith discretion determines that such registration would interfere in any material respect with any proposal or plan by the Issuer to engage in any financing or any material acquisition or disposition by the Issuer or any subsidiary thereof of the capital stock or assets (other than in the ordinary course of business), any tender offer or any offering, merger, consolidation, corporate reorganization or restructuring or other similar transaction material to the Issuer and its subsidiaries as a whole ("Material Event"). In the event the filing of the Registration Statement is postponed or withdrawn, the Issuer shall file or re-file the Registration Statement within twenty (20) business days after the Issuer, in its good faith discretion, determines that the Material Event has been completed or terminated.

                           (ii) The Employee further acknowledges and agrees
that after the effective date of the Registration Statement the Issuer may, in its good faith discretion, determine that there is a Material Event and that the use of the Prospectus should be suspended until such time as an amendment or supplement to the Registration Statement or the prospectus included therein ("Prospectus") has been filed by the Issuer and any such amendment to the Registration Statement is declared effective by the SEC, or until such time as the Issuer has filed an appropriate report with the SEC pursuant to the Securities Exchange Act of 1934, as amended, to report the Material Event. The Employee hereby covenants that it will not sell any Option Shares pursuant to the Prospectus during the period commencing at the time at which the Issuer gives the Employee written notice of the suspension of the use or the Prospectus and ending at the time the Issuer gives the Employee written notice that the Employee may thereafter effect sales pursuant to the Prospectus.

                           (iii) The Issuer shall disclose to the Employee the
nature of any Material Event or the business purpose for which it has delayed or withdrawn the Registration Statement or suspended the use of the Prospectus, provided the Employee agrees to keep any information so disclosed confidential and not complete any trades of Common Stock until the Issuer informs the Employee the information is considered public information or is no longer material.

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

                  (d) Registration Expenses. All expenses incident to the Issuer's performance of or compliance with this Agreement including, without limitation (i) all registration and filing fees, all fees and expenses associated with filings required to be made with the NASD, as may be required by rules and regulations of the NASD (other than fees required in excess of fees which would otherwise pertain in the event that the Employee is a member of the
NASD), fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications for the Option Shares), if any, rating agency fees, printing expenses (including expenses of printing certificates for the Option Shares in a form eligible for deposit with the Depository Trust Issuer and of printing prospectuses, messenger and delivery expenses, (ii) internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal or accounting duties), and (iii) fees and expenses of counsel for the Issuer and its independent certified public accountants (all such expenses being herein called "Registration Expenses") will be borne by the Issuer, all other expenses shall be borne by the Employee, including, without limitation, any underwriting discounts or commissions attributable to the sale of the Option Shares or any direct out-of-pocket expenses of the Employee, including fees and expenses of counsel or accountants for the Employee. In the event that following effectiveness of the Registration Statement, it becomes necessary for the Issuer to prepare and file a supplemental prospectus or amended prospectus in order to maintain the effectiveness of such Registration Statement, the Issuer shall pay all printing costs associated with the printing of such supplemental or amended Prospectus to be distributed in connection with sales of their securities pursuant thereto.

         10. No Rights as Stock Holder.

         Employee shall have no rights as a stockholder of the Issuer with respect to the Option Option Shares until the date the exercise notice is received by the Issuer together with payment (the "Exercise Date"). No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the Exercise Date.

         11. Taxes.

         Employee agrees to be responsible for all Canadian or US federal, provincial, federal, state or local taxes arising out of or relating to Issuer's grant or Employee's exercise of the Option, including but not limited to any employer or employee withholding taxes which may become due with respect thereto ("Taxes") and agrees to indemnify the Issuer against any claims, losses, damages, charges or judgments or any kind whatsoever relating to such Taxes. Issuer shall be entitled to deduct from Employee's salary withholding taxes, if any, due upon the exercise of all or any portion of the Option at the applicable rate.

         12. Adjustment.

         (a) If outstanding shares of the Common Stock of the Issuer shall be subdivided into a greater number of shares, or a dividend in Common Stock or other securities of the Issuer convertible into or exchangeable for Common Stock (in which latter event the number of shares of Common Stock issuable upon the conversion or exchange of such securities shall be deemed to have been distributed), shall be paid or distributed in respect to the Common Stock of the Issuer, the number of Option Shares for which this Option may be exercised immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend or other distribution, be proportionately increased, and conversely, if outstanding shares of the Common Stock of the Issuer shall be combined into a smaller number of shares, the number of Option Shares for which this Option may be exercised prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately decreased. Any adjustment to the Option Shares under this Section 11(a) shall become effective at the close of business on the date the subdivision or combination referred to herein becomes effective.

         (b) In the event of any recapitalization, consolidation, merger or reorganization ("Reorganization"), where the Issuer shall not be the surviving entity the Employee of the Options shall at the sole discretion of the Issuer be entitled to either (1) receive, and provision shall be made therefore in any agreement relating to any such Reorganization, upon exercise of the Option the kind and number of shares of Common Stock or other securities or property (including cash) of the Issuer, which the Employee would have received in connection with the Reorganization as the Employee of the number of shares of Common Stock into which the Option could have been exercised in full immediately prior to such Reorganization; and in any such case appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Employees, to the end that the provisions set forth herein (including the specified changes and other adjustments to the number of Option Shares) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, to such other securities or property thereafter receivable upon issuance of the Option Shares or (b) no less than thirty (30) days prior notice of such Reorganization, during which time the Employee may elect to exercise all Options which have then vested. In such event all unexercised Options shall expire upon the consummation of the Reorganization. The provisions of this Section 12(b) shall similarly apply to successive Reorganizations. For purposes of this Section 12, the term "Reorganization" shall include the acquisition of the Issuer by another entity by means of a merger, consolidation or other reorganization.

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

         (c) In addition to the adjustments to the number of Option Shares or other property receivable upon exercise of the Options as provided in Sections 12(a) and (b) above, the Exercise Price per Option Share shall be appropriately adjusted so that the aggregate exercise price shall remain constant.

         13. Certificate of Adjustment.

         Within thirty (30) days following any event requiring an adjustment or readjustment of the number of shares of Common Stock or other securities issuable upon exercise of the Option, the Issuer shall cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with this Option and to prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first-class mail, postage prepaid, to the Employee at the address set forth in Section 16(b). The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.

         14.      Modification.

         The Board or a committee thereof may modify, extend or renew the Option or accept the surrender of, and authorize the grant of a new option in substitution for the Option (to the extent not previously exercised). No modification of the Option which adversely affects the rights of the Employee shall be made without the written consent of Employee.

         15. Employee Representations and Warranties.

         (a) Employee represents and warrants that the Option and Option Shares are being acquired for Employee's own account, for investment purposes only, and not for the account of any other person, and not with a view to reoffer, distribute, assign, or resell to others or to fractionalize in whole or in part and that the acquisition of the shares is intended to be exempt from registration under the Act by virtue of the fact that the Option and the Option Shares issuable thereunder are being offered and sold in Canada to the Employee who is a non-citizen and resident of the United States and pursuant to Section 4(2) of the Act promulgated thereunder. In furtherance thereof, Employee represents, warrants and agrees as follows: (i) no other person has or will have a direct or indirect beneficial interest in such Option or the Option Shares and the Employee will not sell, hypothecate, or otherwise transfer the Option or the Option except in accordance with the Act and applicable US or Canadian state or provincial laws or unless, in the opinion of counsel for Issuer , an exemption from the registration requirements of the Act and such laws is available. The Issuer is under no obligation to register the Option or the Option Shares or to assist Employee in complying with any exemption from registration.

         (b) Employee represents and warrants that it is an "accredited investor" as such term is defined in Section 501(a) or otherwise of Regulation D of the Act.

         (c) In connection with the grant of the Option and the issuance of the Option Shares upon the exercise thereof and concurrently with the execution of this Agreement, Employee has executed a Subscription Agreement and Investor's Questionnaire substantially in the form attached hereto as Exhibit "B"

         (d) The grant of the Option and the issuance of the Option Shares upon the exercise thereof by the Issuer to Employee under this Agreement will be in full compliance with all applicable Canadian securities laws; and the performance of the Services by the Employee shall not violate any provision of law (including, without limitation U.S. and Canadian securities laws). Employee agrees to indemnify and hold harmless the Issuer from any and all losses, liabilities, costs, damages or expenses (including reasonable attorneys' fees) which the Issuer may suffer or incur arising out of or due to a breach or any covenant, representation or warranty of the Employee contained in this Agreement.

         16. General Provisions.

         (a) Further Assurances. Employee shall promptly take all actions and execute all documents requested by the Issuer, which the Issuer deems to be reasonably necessary to effectuate the terms and intent of this Option.

         (b) Notices. All notices, requests, demands and other communications under this Option shall be in writing and shall be given to the parties hereto as follows:

         If to the Issuer, to:


         Avenue Group, Inc.
         15303 Ventura Blvd.
         Suite 900
         Sherman Oaks, CA 91403
         Attention: Jonathan Herzog

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         If to Employee, to:


         Steven Gordon
         The Regional Group Companies, Inc.
         200 Catherine Street, 6th Floor
         Ottawa, Ontario, Canada K2P 2K9

         or at such other address or addresses as may have been furnished by either party in writing to the other party hereto. Any such notice, request, demand or other communication shall be effective (i) if given by mail, two days after such communication is deposited in the mail by first-class certified mail, return receipt requested, postage prepaid, addressed as aforesaid, or (ii) if given by any other means, when delivered at the address specified in this subparagraph (b).

         (c) Governing Law, Resolution of Disputes.

                           (i) This Option Agreement shall be governed by
and construed in accordance with the Laws of the State of California applicable to contracts made in, and to be performed in, that state.

                              (ii) The parties hereto agree that all disputes
arising out of or relating to this Option Agreement, including but not limited to the interpretation or enforcement of any the terms hereof (the "Dispute") shall be adjudicated in accordance with the terms of Section 14 of the Employment Agreement.

         BY INITIALING IN THE SPACE BELOW, THE ISSUER AND THE EMPLOYEE ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT THIS OPTION AGREEMENT DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY THE LAWS OF THE STATE OF CALIFORNIA PURSUANT TO THE TERMS OF THE "ARBITRATION OF DISPUTES" PROVISION OF THE EMPLOYMENT AGREEMENT AND THE ISSUER AND THE EMPOYEE ARE GIVING UP ANY RIGHTS THEY MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW THE ISSUER AND THE EMPLOYEE ARE GIVING UP THEIR RESPECTIVE JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION OF THE EMPLOYMENT AGREEMENT. IF EITHER PARTY REFUSES TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, SUCH PARTY MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE LAWS OF THE STATE OF CALIFORNIA. THE EMPLOYEE AGREES THAT EMPLOYEE'S AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.
         WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION OF THE EMPLOYMENT AGREEMENT TO NEUTRAL ARBITRATION.

         EMPLOYEE'S  INITIALS               ______

         ISSUER'S INITIALS                  ______

         (d) Amendment; Waiver. This Option Agreement shall be binding upon and inure to the benefit of the Employee and the Issuer and their respective successors, heirs and personal representatives. No provision of this Option Agreement may be amended or waived unless in writing signed by the Employee and the Issuer. Waiver of any one provision of this Option Agreement shall not be deemed to be a waiver of any other provision.

         (e) Time is of the Essence. All times and dates in this Option Agreement and each and every provision hereof in which time is an element are of the essence; provided, however, that if the time period for exercising any right, option or election provided in this Option Agreement or the time period for the performance of any act required under this Option Agreement falls on a Saturday, Sunday or legal or bank holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled business day.

         (f) Counterparts. This Option Agreement may be executed in two (2) or more counterparts, each of which shall be considered an original and all of which shall be considered one and the same agreement and shall become effective when two (2) or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         (g) Severability. If any term or other provision of this Option Agreement is invalid, illegal or unenforceable, all other provisions of this Option Agreement shall remain in full force and effect so long as the economic or legal substance of the Agreement is not affected in any manner materially adverse to any party. In the event that the enforceability of any non-competition or similar covenants contained in this Option Agreement is called into question as the result of time, geographical or other applicable

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limitations specified in such covenants, such time, geographical or other applicable limitations shall be deemed modified to the minimum extent necessary to render the applicable provisions of such covenants enforceable.

         (h) Construction; Interpretation. The headings contained in this Option Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Option Agreement. Article, Section, Schedule, Exhibit, recital and party references are to this Option Agreement unless otherwise stated. No party, nor the counsel of such party, shall be deemed the drafter of this Option Agreement for purposes of construing the provisions of this Option Agreement, and all provisions of this Option Agreement shall be construed in accordance with the fair meaning of such provisions, and not strictly for or against any party.

         (i) Entire Agreement; Amendments and Waivers. This Option Agreement and
Section 14 of the Employment Agreement, together with all Schedules and Exhibits hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Option Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Option Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.



         IN WITNESS WHEREOF, the Issuer has caused this Option Agreement to be executed as of the date first above written.

         AVENUE GROUP, INC.



         /s/ Jonathan Herzog
         -----------------------------
         Jonathan Herzog
         Its: Executive Vice President



         AGREED TO AND ACCEPTED THIS

         8th DAY OF MARCH, 2004.

         /s/ Steven Gordon
         -----------------------------
         Steven Gordon

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                                   EXHIBIT "A"

                               NOTICE OF EXERCISE

                 (To be signed only upon exercise of the Option)

         To:  Avenue Group, Inc.

         The undersigned hereby irrevocably elects to exercise at fifteen cents ($0.15) per share the purchase right represented by the Option purchased by the undersigned pursuant to that Option Agreement dated March __, 2004 and to purchase thereunder _______ shares (the "Option Shares") of Common Stock of Avenue Group, Inc., a Delaware corporation (the "Issuer") for the aggregate sum of $___________. In connection therewith enclosed is a check payable to the Issuer in the sum of $___________ reflecting the full exercise price for the Option Shares.

                  By: